Exhibit 10.2

FIRST AMENDMENT TO CONTINGENT VALUE RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO CONTINGENT VALUE RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of February 15, 2012 by and among the undersigned Galena Biopharma, Inc. (formerly RXi Pharmaceuticals Corporation and herein “Parent”), Computershare Trust Company, N.A., a national banking association, Computershare Inc., a Delaware corporation, and Robert E. Kennedy, an individual, as the Stockholder Representative (collectively the “Parties”), in order to amend in certain respects the Contingent Value Rights Agreement dated as of April 13, 2011 among the Parties (the “Original Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Parties agree as follows:

1. Certain Definitions.

1.1 References in the Original Agreement to this “Agreement” shall mean the Original Agreement, as amended by this Amendment. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings ascribed to them in the Original Agreement.

1.2 When used in this Amendment, the following capitalized terms shall have the meanings indicated:

“Future Milestone Shares” means any and all “restricted” shares of Parent Common Stock that Parent, in its discretion in accordance with the provisions of the Original Agreement, elects to issue in payment of any of Milestone #2, Milestone #3, Milestone #4 and Milestone #5. The term “restricted” shares for this purpose and for the purposes of the definition of “Milestone Shares” has the meaning set forth in Rule 144 under the Securities Act.

“Milestone Shares” means 1,315,789 “restricted” shares of Parent Common Stock, subject to increase as provided in Section 2.4 of this Amendment;

“Payment Date” means February 10, 2012.

“Securities Act” means the Securities Act of 1933, as amended.

2. Milestone Payments.

2.1 Parent hereby acknowledges that Milestone #1 was achieved on January 19, 2012.

2.2 Notwithstanding any other provision of the Original Agreement, the Parties agree that Milestone #1 shall be payable by Parent’s issuance of the Milestone Shares as provided herein. On or before the Payment Date, Parent shall cause Computershare to issue in the name of each Holder, as reflected in the CVR Register as of the close of business on the last Business Day prior to the Payment Date, a stock certificate evidencing the number of Milestone Shares to which such holder shall be entitled under the Original Agreement.

2.3 On the Payment Date, all of the certificates evidencing the Milestone Shares shall be deposited by Parent with the Escrow Agent under the Escrow Agreement, dated as of April 13, 2011, among Parent, the Stockholder Representative, and Computershare Trust Company, N.A., as Escrow Agent (the “Escrow Agent”). The certificates evidencing Milestone Shares shall be released to the Holders from the escrow under the Escrow Agreement (the “Escrow”) within three (3) Business Days following stockholder approval of the Stockholder Proposal, as contemplated in Section 3, below (“Stockholder Approval”). The Milestone Shares shall be subject to cancellation in the events described in Section 3, below.

2.4 The Parties agree that, if Stockholder Approval is obtained, the number of Milestone Shares shall be subject to increase to the extent that $0.76 (i.e., the closing price of Parent Common Stock as reported on The NASDAQ Capital Market on January 18, 2012, the day prior to achievement of Milestone #1, used for purposes of determining the number of Milestone Shares in accordance with the Original Agreement) is greater than the closing price of Parent Common Stock as of the most recent trading day prior to the receipt of Stockholder Approval. In such event, the actual number of Milestone Shares issuable in payment of Milestone #1 shall equal the quotient determined by dividing $1 million (i.e., the amount of Milestone #1) by the lesser of (1) $0.76 and (2) the closing price of Parent Common Stock as reported on The NASDAQ Capital Market or other principal trading market for Parent Common Stock on the most recent trading day prior to the receipt of Stockholder Approval.

3. Stockholder Proposal.

3.1 Parent shall undertake to seek approval by Parent stockholders of the issuance of the Milestone Shares in payment of Milestone #1 and the issuance of Future Milestone Shares and any related enabling matters (collectively, the “Stockholder Proposal”) at the 2012 Annual Meeting of Parent stockholders.

3.2 If Parent stockholders fail to approve of the Stockholder Proposal, or if Stockholder Approval is not otherwise obtained for any reason on or before July 15, 2012, the Milestone Shares shall be cancelled automatically. In either such event, Parent shall pay Milestone #1, plus interest thereon as provided in Section 4, below, in cash to the Holders within three Business Days after the earlier of the 2012 Annual Meeting of Parent stockholders and July 15, 2012.

4. Interest Factor.

4.1 Whether or not Stockholder Approval is obtained, in addition to the release from Escrow of the Milestone Shares or the payment in cash of Milestone #1 to the Holders, as the case may be, Parent shall pay concurrently to the Holders in cash an interest factor of ten percent (10%) per annum on the amount of Milestone #1 from the Payment Date through the day immediately prior to the release of the Milestone Shares from Escrow or the cash payment, as the case may be, less the amount of legal fees incurred by the Stockholder Representative in connection with the negotiation, preparation and implementation of this Amendment, if any, in excess of the $10,000 to be paid or reimbursed by Parent as provided in Section 8, below.

5. Resale Registration Filings.

5.1 If Stockholder Approval is obtained, Parent shall, at its own expense (excluding any underwriting commissions and discounts or other brokerage fees incurred in connection with the resale by the Holders of the Milestone Shares), prepare and file with the Securities and Exchange Commission (“SEC”) within ten (10) Business Days following such approval a registration statement on Form S-3 or other appropriate form that Parent is then eligible to use under the Securities Act for the purposes of registering the Milestone Shares and a reasonable estimate of the Future Milestone Shares associated with the achievement of Milestone #2 for resale by the Holders (the “Resale Registration Statement”). Unless Parent has a resale registration statement in effect that covers such Future Milestone Shares, Parent also shall prepare and file with the SEC within ten (10) days following the achievement of each Milestone to be paid in Future Milestone Shares a registration statement on Form S-3 or other appropriate form that Parent is then eligible to use under the Securities Act for the purpose of registering the Future Milestone Shares for resale by the Holders (collectively, “Future Resale Registration Statements”).

5.2 Parent shall use commercially reasonable efforts to have the Resale Registration Statement and any Future Resale Registration Statements declared effective by the SEC. Parent shall respond to any SEC comments within five (5) Business Days after receipt of such comments until the Resale Registration Statement, or any such Future Resale Registration Statements, as the case may be, is declared effective by the SEC. Parent shall maintain the effectiveness of the Resale Registration Statement and any Future Resale Registration Statements for a period ending on the earlier of: (i) the date on which the Milestone Shares or Future Milestone Shares covered thereby may be sold without any volume restrictions under Rule 144 under the Securities Act; or (ii) the date on which all Milestone Shares or Future Milestone Shares covered by such Registration Statement have been sold.

5.3 If (i) the Resale Registration Statement or any Future Resale Registration Statements has not been declared effective on or before the ninetieth (90th) day following the filing thereof with the SEC, or (ii) if counsel has not provided to the transfer agent for Parent Common Stock (the “Transfer Agent”) a “blanket” legal opinion allowing for removal of the restrictive legend on the corresponding Milestone Shares or the Future Milestone Shares as contemplated in Section 6, below (the “Cutoff Date”), Parent shall pay the Holders in the aggregate one thousand dollars ($1,000) per day for each day following the Cutoff Date that the Resale Registration Statement or any Future Resale Registration Statements, as the case may be, shall not have been declared effective; provided, that the $1,000 per day penalty shall cease to accrue upon the delivery to the Transfer Agent of a legend removal opinion of the type described in Section 6, below, sufficient to allow for removal of the restrictive legend from the applicable Milestone Shares or Future Milestone Shares, as the case may be, covered by such registration statement. The aggregate accrued penalties shall be deposited by Parent with the Escrow Agent on or before the fifth Business Day following the end of each month and promptly released by the Escrow Agent to the Holders on a pro rata basis in accordance with each Holder’s ownership of Escrow Shares (as defined in the Escrow Agreement).

6. Legal Opinions.

6.1 Concurrently with the execution and delivery of this Amendment, Parent shall cause its legal counsel to render a “blanket” legal opinion to the Transfer Agent to permit the Holders to have reissued in the Holders’ name, or in street-name, the certificates evidencing the shares of Parent Common Stock currently held by the Holders, including those shares currently held in the Escrow, as and when released from the Escrow, without a restrictive legend under the Securities Act, subject to obtaining appropriate representations and acknowledgements from the Holders regarding the manner of resale of such shares.

6.2 Within ten (10) days following (i) the effectiveness of the Resale Registration Statement, (ii) the effectiveness of any Future Resale Registration Statements and (iii) if the SEC fails to declare a registration statement effective, the sixth (6th) month anniversary of the issuance of the applicable Milestone Shares and Future Milestone Shares, Parent shall use commercially reasonable efforts to cause its legal counsel to render a “blanket” legal opinion to the Transfer Agent to permit the Holders to have reissued in the Holders’ name, or in street-name, the certificates evidencing the shares of Parent Common Stock then held by the Holders, without a restrictive legend under the Securities Act, subject to obtaining appropriate representations and acknowledgements from the Holders regarding the manner of resale of such shares in the event a registration statement is not effective.

7. Representation. The Stockholder Representative acknowledges and agrees that the Milestone Shares, as well as any Future Milestone Shares, are or shall be “restricted” shares and, when issued, shall bear an appropriate restrictive legend to such effect. The Milestone Shares and any Future Milestone Shares shall not be resold publicly by the Holders, except pursuant to an effective registration statement under the Securities Act or in reliance upon the opinion of Parent’s legal counsel to be given pursuant to Section 6.2, above, indicating that such registration is not required.

8. Legal Fees and Expenses. Parent and the Stockholder Representative shall bear their own legal fees and other expenses in connection with this Amendment and the consummation of the transactions contemplated hereby, except that Parent shall (i) pay or reimburse the Stockholder Representative for up to $2,500 of documented legal fees reasonably incurred by him in connection with the negotiation of the Term Sheet, dated January 25, 2012, between Parent and the Stockholder Representative (the “Term Sheet”) and up to $10,000 in the aggregate in connection with the negotiation of the Term Sheet, this Amendment and the consummation of the transactions contemplated hereby, and (ii) shall also pay to or reimburse the Stockholder Representative the amount of documented legal fees, if any, in excess of $10,000 reasonably incurred by him in these connections. The Parties acknowledge and agree that the amount referred to in clause (ii), above, if any, shall be deducted from the Interest Factor otherwise payable by Parent to the Holders as provided in Section 4, above.

9. Miscellaneous.

9.1 Except as specifically set forth in this Amendment, the Original Agreement shall remain unchanged and in full force and effect.

9.2 This Amendment, including the exhibits and schedules hereto, embodies the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and the understanding between the Parties with respect to such subject matter, including, without limitation, the Term Sheet.

9.3 This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

Parent:	Galena Biopharma, Inc.

	By:	/s/ Mark J. Ahn
Mark J. Ahn, Ph.D.
President and Chief Executive Officer

Rights Agent:	Computershare Trust Company, N.A.

	By:	/s/ Rose Stroud
		Name:	Rose Stroud
		Title:	Trust Officer

Computershare Inc.

	By:	/s/ Rose Stroud
		Name:	Rose Stroud
		Title:	Trust Officer

Stockholder Representative:	/s/ Robert E. Kennedy
Robert E. Kennedy

[Signature Page of First Amendment to Contingent Value Rights Agreement]

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